UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2025

vTv Therapeutics Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37524	47-3916571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3980 Premier Drive, Suite 310
High Point, NC	27265
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (336) 841-0300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	VTVT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement of Class A Common Shares and Pre-Funded Warrants

On August 29, 2025, vTv Therapeutics Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional accredited investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers in a private placement (the “Private Placement”) 5,243,732 units (the “Units”), each Unit comprised of (i) (A) one share (the “Shares”) of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”) or (B) a pre-funded warrant (the “Pre-Funded Warrants”) to purchase one share of Common Stock (the “Pre-Funded Warrant Shares”), and (ii) a warrant (the “Common Warrants”) to purchase one share of Common Stock (the “Warrant Shares”) (or a pre-funded warrant to purchase one share of Common Stock in lieu of a share of Common Stock (the “Replacement Warrants” and, together with the Pre-Funded Warrants and the Common Warrants, the “Warrants”). The Units were sold at a per-Unit price of (x) $15.265, in the case of Units including a Share, and (y) $15.255, in the case of Units including a Pre-Funded Warrant. The Pre-Funded Warrants are exercisable for $0.01, at any time after their original issuance, and will not expire. The Warrants are exercisable for (x) $22.71, if exercised for a Share, or (y) $22.70, if exercised for a pre-funded warrant, in either case, at any time after their original issuance, and will expire upon the earlier to occur of (i) the fifth anniversary of the issuance of the Warrants and (ii) 90 days following the announcement of positive top-line data from the Company’s ongoing CATT1 clinical trial.

The Private Placement is subject to customary closing conditions and is expected to initially close on September 3, 2025. The Company expects to receive aggregate gross proceeds from the Private Placement of approximately $80 million, before deducting estimated offering expenses payable by the Company.

The Warrants provide that a holder of the Warrants will not have the right to exercise any portion of its Warrants if such holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that the holder may increase or decrease the Beneficial Ownership Limitation by giving 61 days’ notice to the Company, but not to any percentage in excess of 19.99%.

The Securities Purchase Agreement contains customary representations, warranties and covenants of the parties. The foregoing descriptions of the Securities Purchase Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to such agreements, copies of which are filed as Exhibits 10.1, 4.1 and 4.2 hereto, respectively, and incorporated by reference herein.

Private Placement Registration Rights Agreement

On August 29, 2025, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which the Company agreed to register for resale the Shares and any shares of Common Stock issued upon exercise of the Warrants (collectively, the “Registrable Securities”), in accordance with the terms and conditions of the Registration Rights Agreement. Under the Registration Rights Agreement, the Company is required to file a shelf registration statement with the SEC covering the resale of the Registrable Securities on or prior to thirty (30) days following the closing of the private placement and to use commercially reasonable efforts to have such registration statement declared effective as soon as practicable, but no later than sixty (60) days after the closing (or ninety (90) days if the SEC reviews the registration statement), subject to certain permitted extensions. If the Company fails to comply with these requirements, subject to certain conditions and exceptions, the Purchasers will be entitled to liquidated damages, not to exceed in the case of any Purchaser 3.0% of the aggregate price paid by such Purchaser for Units in the Private Placement. The Company is also required to use commercially reasonable efforts to keep such registration statement effective until the earlier of (i) the date all Registrable Securities have been sold, (ii) the date all Registrable Securities may be sold without restriction under Rule 144, or (iii) three (3) years after the initial effectiveness of the registration statement. The Company is responsible for all expenses in connection with the registration of the Registrable Securities, other than any selling commissions or underwriter discounts.

The Company has granted the Purchasers customary indemnification rights in connection with the registration statement. The Purchasers have also granted the Company customary indemnification rights in connection with the registration statement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant.

4.2	Form of Warrant.

10.1	Securities Purchase Agreement, dated August 29, 2025, by and among vTv Therapeutics Inc. and the investors party thereto.

10.2	Registration Rights Agreement, dated August 29, 2025, by and among vTv Therapeutics Inc. and the investors party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VTV THERAPEUTICS INC.

Date: September 2, 2025	By:	/s/ Paul J. Sekhri
	Name:	Paul J. Sekhri
	Title:	President and Chief Executive Officer